As filed with the Securities and Exchange Commission on December 20, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NOMURA HORUDINGUSU KABUSHIKI KAISHA

(Exact Name of Registrant as Specified in its Charter)

NOMURA HOLDINGS, INC.

(Translation of Registrant’s Name into English)

Japan

(State or Other Jurisdiction of Incorporation or Organization)

None

(I.R.S. Employer Identification Number)

13-1, Nihonbashi 1-chome

Chuo-ku, Tokyo 103-8645

Japan

(81-3-6746-7720)

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Nomura Holding America Inc.

Worldwide Plaza, 309 West 49th Street

New York, New York 10019-7316

(212-667-9000)

(Name, Address and Telephone Number of Agent for Service)

Copy To:

Keiji Hatano, Esq.

Sullivan & Cromwell LLP

Otemachi First Square

5-1, Otemachi 1-chome

Chiyoda-ku, Tokyo 100-0004

Japan

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)(2)	Proposed Maximum Aggregate Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Senior Debt Securities

(1)

An indeterminate aggregate initial offering price or number of the securities is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

(2)

This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the Registrant. These securities consist of an undeterminable amount of such securities that are initially being registered, and will initially be offered and sold, under this registration statement and an undeterminable amount of such securities that were initially registered, and were initially offered and sold, under registration statements previously filed by the Registrant. All such market-making reoffers and resales that are made pursuant to a registration statement after the effectiveness of this registration statement are being made solely pursuant to this registration statement.

PROSPECTUS

Nomura Holdings, Inc.

Senior Debt Securities

We may offer, from time to time, in one or more offerings, senior debt securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any senior debt securities to be offered, and the specific manner in which they may be offered, will be described in supplements to this prospectus. The prospectus supplements may also supplement, update or amend information contained in this prospectus. Before you invest in any of the senior debt securities, you should read this prospectus and any applicable prospectus supplement, including documents incorporated by reference herein or therein.

We may offer and sell the senior debt securities on a continuous or delayed basis directly to investors or through one or more underwriters, dealers or agents, including the firm named below, or through a combination of these methods. The names of any underwriters, dealers or agents will be included in a prospectus supplement. If any underwriters, dealers or agents are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Investing in our securities involves risks. See “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”), any updates thereto included in any of the documents incorporated by reference herein and any risk factors included in the applicable prospectus supplement under the caption “Risk Factors.”

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may use this prospectus in the initial sale of the senior debt securities. In addition, Nomura Securities International, Inc. or any other of our affiliates may use this prospectus in a market-making transaction in any of these or similar securities after its initial sale. Unless we or our agent inform the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Nomura

The date of this prospectus is December 20, 2021.

ABOUT THIS PROSPECTUS

The term “Nomura” refers to Nomura Holdings, Inc. The terms “we”, “our”, and “us” refer to Nomura and, unless the context requires otherwise, will include Nomura’s consolidated subsidiaries.

Nomura’s financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as U.S. GAAP. Nomura’s financial statements are denominated in Japanese yen, the legal tender of Japan. When we refer to “yen” or “¥”, we mean Japanese yen. When we refer to “$”, we mean U.S. dollars.

This prospectus is part of a registration statement on Form F-3 which we filed with the SEC, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. The specific terms of any securities we offer will be included in a supplement to this prospectus.

A supplement to this prospectus may be in the form of one or more prospectus supplements, pricing supplements, addenda or free writing prospectuses, any and all of which are referred to herein as a “prospectus supplement” or “supplement to this prospectus”. The prospectus supplement will also describe the specific manner in which we will offer the securities. The prospectus supplement may also supplement, update or amend information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus or any prospectus supplement. We are offering to sell the securities only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date on the front of those documents, regardless of the time of delivery of the documents or any sale of the securities.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements. You should not place undue reliance on any of these statements. Such forward-looking statements may include, without limitation, statements relating to the following:

•	our plans, objectives or goals;

•	our future economic performance or prospects;

•	the potential effect on our future performance of certain contingencies; and

•	assumptions underlying any such statements.

Words such as “believe”, “anticipate”, “expect”, “intend” and “plan” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. We do not intend to update these forward-looking statements except as may be required by applicable securities laws.

By their very nature, forward-looking statements involve inherent risks and uncertainties, both general and specific, and risks exist that predictions, forecasts, projections and other outcomes described or implied in forward-looking statements will not be achieved. We caution you that a number of important factors could cause results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements. These factors include:

•	risks associated with financial markets, economic conditions, and market fluctuations in Japan and elsewhere around the world, including:

•	the effect of changes in governmental fiscal and monetary policies;

•	the impact of the COVID-19 pandemic;

•	the effect of Brexit;

•	potential revenue declines in our brokerage and asset management, investment banking or electronic trading businesses;

•	potential losses from trading and investment activities;

•	the effect of transitions away from LIBOR or other benchmarks;

•	risks relating to holding large and concentrated positions of securities and other assets;

•	market declines or decreases in the number of market participants;

•	insufficient protection from our hedging strategies;

•	the potential ineffectiveness of our risk management policies and procedures;

•	the potential that market risk may increase other risks we are subject to;

•	potential recognition of impairment charges relating to goodwill, tangible, and intangible assets;

•	the effect of liquidity risk on our ability to fund operations and on our financial condition;

•	the effect of event risk on our trading and investment assets;

•	potential exposure to losses when third parties that are indebted to us do not perform their obligations;

•	risks associated with Environmental, Social and Governance factors, including climate change and broader associated policy changes;

•	intense competition in the financial services industry;

•	misconduct or fraud by an employee, director or officer, or any third party, could occur, and our reputation in the market and our relations with clients could be harmed;

•	failure to identify and appropriately address conflicts of interest;

•	legal, regulatory and reputational risks;

•	unauthorized disclosure or misuse of personal information held by us;

•	system failure, information leakage and the cost of maintaining sufficient cybersecurity;

•	natural disaster, terrorism, military dispute and infection disease;

•	our dependence as a holding company on payments from our subsidiaries;

•	risks relating to our ability to realize gains on our investments in equity securities and non-trading debt securities;

•	impairment losses on our equity investments in affiliates and other investees accounted for under the equity method;

•	the outflow of clients’ assets due to losses of cash reserve funds or debt securities we offer;

•

the risk that investors may be unable to secure personal jurisdiction within the U.S. over us or our directors or executive officers, or to enforce judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States; and

•	risks related to the terms of the Notes and the market therefore.

We caution you that the foregoing list of important factors is not exhaustive. When evaluating forward-looking statements, you should carefully consider the foregoing factors and other uncertainties and events, the risk factors and other information contained in or incorporated by reference in this prospectus, as well as the risk factors relating to us, a particular security offered by this prospectus or a particular offering discussed in the applicable prospectus supplement.

NOMURA HOLDINGS, INC.

We are a joint stock corporation incorporated with limited liability under the laws of Japan. We engage in a broad range of businesses and services, including securities businesses, investment banking, asset management services, trust banking and other related services in Japan and abroad through our subsidiaries and affiliated companies. For further information, see “Item 4. Information on the Company” in our most recent annual report on Form 20-F.

SENIOR DEBT SECURITIES

For any particular series of senior debt securities we offer, the applicable prospectus supplement will describe the title and series of the senior debt securities, the aggregate principal amount and the original issue price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and the payment dates for interest, if any; the amount or manner of calculating the amount payable at maturity and whether that amount may be paid by delivering cash, securities or other property; and any other specific terms. The senior debt securities will be issued under the senior debt indenture entered into between us and Citibank, N.A., as trustee, dated as of January 16, 2020, (the “Indenture”). The senior debt securities offered in market-making transactions by our affiliates after initial issuance will include senior debt securities previously issued under the Indenture. We have summarized the general features of the Indenture under the heading “Description of Senior Debt Securities.” The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part.

RISK FACTORS

Investing in the senior debt securities offered using this prospectus involves risk. You should consider carefully the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the applicable prospectus supplement to this prospectus before you decide to buy our senior debt securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

USE OF PROCEEDS

The use of the net proceeds from any sale of senior debt securities pursuant hereto will be described in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated capitalization and indebtedness as of September 30, 2021. You should read this table in conjunction with the consolidated financial statements and related notes incorporated by reference in this prospectus.

As of September 30, 2021
Actual
(millions of yen)
Short-term borrowings	¥1,188,794
Long-term borrowings	8,695,951
NHI shareholders’ equity:
Common stock—no par value (Authorized: 6,000,000,000 shares; Issued: 3,233,562,601 shares; Outstanding: 3,094,756,680 shares)(1)	594,493
Additional paid-in capital	684,723
Retained earnings	1,557,697
Accumulated other comprehensive loss	(28,506)
Common stock held in treasury, at cost (138,805,921 shares)(1)	(74,321)
Total NHI shareholders’ equity	2,734,086
Noncontrolling interests	67,546

Total equity	2,801,632

Total Capitalization and Indebtedness	¥12,686,377

Notes:

(1)

On October 29, 2021, our board of directors resolved to set up a share buyback program for the shares of our common stock in accordance with Nomura’s Articles of Incorporation and Article 459-1 of the Companies Act of Japan (Act No. 86 of 2005, as amended) (the “Companies Act”). The resolution authorized the repurchase of up to the lesser of (i) an aggregate of 80 million shares of our common stock, or 2.5% of outstanding shares and (ii) the aggregate amount of the repurchase price of ¥50 billion between November 16, 2021 and March 31, 2022 (excluding the ten business days following our quarterly financial results announcements). The timing of the commencement of the buyback will be decided separately by a Representative Executive Officer or the CFO. As of November 30, 2021, we have repurchased a total of 27,875,100 shares of our common stock at the aggregate purchase price of ¥13,656,245,760 pursuant to this board resolution.

Except as disclosed above, there has been no material change in our consolidated capitalization and indebtedness since September 30, 2021.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following is a summary of certain general terms and provisions of the senior debt securities that we may offer under this prospectus. The specific terms and provisions of a particular series of senior debt securities to be offered, and the extent, if any, to which the general terms and provisions summarized below apply to such senior debt securities, will be described in an applicable prospectus supplement or free writing prospectus that we authorize to be delivered in connection with such offering. If there is any inconsistency between the general terms and provisions presented here and those in the applicable prospectus supplement or free writing prospectus, those in the applicable prospectus supplement or free writing prospectus will apply.

Because this section is a summary, it does not describe every aspect of the senior debt securities. It is qualified in its entirety by the provisions of the senior debt indenture (as described below) and the senior debt securities, forms of which will be filed as exhibits to a current report on Form 6-K in connection with an offering of the relevant series of senior debt securities. You should refer to those documents for additional information.

General

We may issue senior debt securities from time to time, in one or more series under a senior debt indenture between us and Citibank, N.A., as trustee, dated as of January 16, 2020, as amended or supplemented from time to time. The senior debt indenture is referred to in this prospectus as the “Indenture,” and the trustee is referred to in this prospectus as the “trustee.” The terms “Indenture” as used herein may, depending on the context, refer to such indenture, as amended or supplemented. The Indenture is qualified under the Trust Indenture Act. The Indenture is included as an exhibit to the registration statement of which this prospectus forms a part. Any supplemental indentures will be submitted to the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The Indenture provides that we may issue senior debt securities up to an aggregate principal amount as we may authorize from time to time. The Indenture and the senior debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the senior debt securities.

The senior debt securities will be our direct, unconditional, unsubordinated and unsecured obligations and rank pari passu and without preference among themselves and with all other unsecured obligations, other than our subordinated obligations (except for statutorily preferred exceptions) from time to time outstanding.

Terms Specified in the Applicable Prospectus Supplement or Free Writing Prospectus

The applicable prospectus supplement or free writing prospectus will specify, if applicable, the following terms of and other information relating to a particular series of senior debt securities being offered. Such information may include:

•	the issue date of the senior debt securities;

•	the title and type of the senior debt securities of the series (which shall distinguish the senior debt securities of the series from all other senior debt securities);

•	the ranking of the senior debt securities;

•	the initial aggregate principal amount of the senior debt securities and any limits upon the total aggregate principal amount of such senior debt securities;

•	the issue price at which we originally issue the senior debt securities, expressed as a percentage of the principal amount, and the original issue date;

•	the denominations in which the senior debt securities shall be issuable;

•	the coin or currency in which the senior debt securities are denominated or in which principal, premium, if any, and interest, if any, is payable;

•	the date or dates on which the principal and premium, if any, of the senior debt securities is payable;

•	the rate or rates (which may be fixed or variable) at which the senior debt securities will bear interest, and the manner of calculating such rate or rates, if applicable;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates, and the basis upon which interest will be calculated;

•

if the amount of payments of principal or any premium or interest on the senior debt securities may be determined with reference to an index based on a coin or currency other than that in which such senior debt securities are denominated, or with reference to any currencies, securities or baskets of securities, commodities or indices, the manner in which such amounts shall be determined, to the extent permitted under applicable regulatory capital or other requirements of the Financial Services Agency of Japan (the “FSA”), or other applicable regulatory authority;

•	the manner in which and the place or places where the principal of and any interest on senior debt securities shall be payable;

•	the right or requirement, if any, to extend the interest payment periods or defer or cancel the payment of interest and the duration and effect of that extension, deferral or cancellation;

•

any other events of default, modifications or elimination of any acceleration rights, or covenants with respect to the senior debt securities of the series, if different from the provisions set forth in this prospectus, and any terms required by or advisable under applicable laws or regulations or rating agency criteria, including laws and regulations relating to attributes required for the senior debt securities to qualify as capital or certain liabilities for regulatory, rating or other purposes;

•	any conversion or exchange features of the senior debt securities;

•

the circumstances under which we will pay additional amounts on the senior debt securities for any tax, assessment or governmental charge withheld or deducted, if different from the provisions set forth in this prospectus, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which senior debt securities may be repurchased, redeemed, repaid or prepaid in whole or in part, at our option, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

the circumstances under which the holders of the senior debt securities may demand repayment of the senior debt securities prior to the stated maturity date and the terms and conditions thereof, to the extent permitted under applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority;

•

if other than the principal amount thereof, the portion of the principal amount of senior debt securities which shall be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy, civil rehabilitation, reorganization, insolvency or similar proceedings;

•

the identity of any agents for the senior debt securities, including trustees, depositaries, authenticating, calculating or paying agents, transfer agents or registrars or any clearing organization for any series;

•	any restrictions applicable to the offer, sale or delivery of the senior debt securities;

•	any provisions for the discharge of our obligations relating to the senior debt securities, if different from the provisions set forth in this prospectus;

•	material U.S. federal or Japanese tax considerations;

•

if the senior debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary senior debt security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	if the senior debt securities will be issued in other than book-entry form;

•	any listing of the senior debt securities on a securities exchange;

•

the terms and conditions under which we will be able to “reopen” a previous issue of a series of senior debt securities and issue additional senior debt securities of that series, if different from the provisions set forth in this prospectus;

•

whether the senior debt securities of a series shall be excluded from participation with the senior debt securities of other series or otherwise differentiated from the senior debt securities of other series in relation to any matter in respect of which the senior debt securities generally or senior debt securities of more than one series are contemplated by the Indenture to act together or otherwise be treated or affected collectively;

•

any write-down, write-up, bail-in or other provisions applicable to a particular series of senior debt securities required by, relating to or in connection with, applicable regulatory capital or other requirements of the FSA, or other applicable regulatory authority; and

•	any other specific terms or conditions applicable to a particular series of senior debt securities being offered, which shall not be inconsistent with the provisions of the Indenture.

The senior debt securities may be issued as original issue discount debt securities. Original issue discount senior debt securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement or free writing prospectus will contain information relating to any material income tax, accounting, and other special considerations applicable to such securities.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a senior debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a senior debt security is its face amount. Any senior debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain purposes.

The term “stated maturity” with respect to any senior debt security means the fixed date on which the principal amount of your senior debt security is scheduled to become due and payable. The principal of your senior debt security may become due and payable sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your senior debt security. The date on which the principal of your senior debt security actually becomes due and payable, whether at the stated maturity or otherwise, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due and payable. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due and payable as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a senior debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Payment of Additional Amounts

The Japanese government may require us to withhold or deduct amounts from payments on the principal (and premium, if any) or interest on the senior debt securities, as the case may be, for taxes, duties, assessments or governmental charges. If a withholding or deduction of this type is required, we may be required to pay you an additional amount so that the net amounts you receive after such withholding or deduction will be the amount specified in the security to which you are entitled.

Payments will be made without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Japan or any authority thereof or therein (the “Japanese taxes”), unless such withholding or deduction is required by law. In that event, we shall pay to the holders such additional amounts as will result in the receipt by or on behalf of the holders or beneficial owners of such amounts as would have been received by them had no such withholding or deduction been required, provided that, no additional amounts will be payable with respect to any senior debt security (a) to, or to a third party on behalf of, a holder or a beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation and is liable for such Japanese taxes in respect of such senior debt security by reason of its (i) having some connection with Japan other than the mere holding of such senior debt security or (ii) being a specially-related person of ours; or (b) to, or to a third party on behalf of, a holder or a beneficial owner who would otherwise be exempt from any such withholding or deduction but who fails to comply with any applicable requirement to provide interest recipient information (as defined below) or to submit a written application for tax exemption (as defined below) to the paying agent to whom the senior debt securities are presented (if presentation is required), or whose interest recipient information is not duly communicated through the participant (as defined below) and the relevant depositary to such paying agent; or (c) to, or to a third party on behalf of, a holder or a beneficial owner who is for Japanese tax purposes treated as an individual resident of Japan or a Japanese corporation (except for (A) a designated financial institution (as defined below) which complies with the requirement to provide interest recipient information or to submit a written application for tax exemption and (B) an individual resident of Japan or a Japanese corporation who duly notifies (directly or through the participant or otherwise) the relevant paying agent of its status as not being subject to Japanese taxes to be withheld or deducted by us by reason of such individual resident of Japan or Japanese corporation receiving interest on the relevant senior debt security through a payment handling agent in Japan appointed by it); or (d) if the senior debt securities are presented for payment (if presentation is required) more than 30 days after the date on which such payment first becomes due or after the date on which the full amount payable is duly provided for, whichever occurs later, except to the extent that the holder of the senior debt securities would have been entitled to such additional amounts on presenting the same for payment on the last day of such 30-day period; or (e) any combination of (a) through (d).

Additional amounts will not be paid with respect to any payment on the senior debt securities to or on behalf of a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of Japan to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who, in each case, would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of the senior debt securities. The obligation to pay additional amounts with respect to any taxes, duties, assessments or governmental charges will not apply to (A) any estate, inheritance, gift, sales, transfer, personal property or any similar tax, duty, assessment or governmental charge or (B) any tax, duty, assessment or governmental charge which is payable otherwise than by deduction or withholding from payments of principal of (and premium, if any) or interest on the senior debt securities. References to principal (and premium, if any) and interest in respect of the senior debt securities will be deemed to include any additional amounts due which may be payable in respect of the principal (or premium, if any) or interest.

If senior debt securities are held through a participant of a depositary or a financial intermediary, in each case, as prescribed by the Special Taxation Measures Act, each such participant or financial intermediary being referred to as a “participant”, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a Japanese financial institution or financial instruments business operator falling under certain categories prescribed by the cabinet order under Article 6, paragraph 11 of the Special Taxation Measures Act (a “designated financial institution”), such beneficial owner shall, at the time of entrusting a participant with the custody of the relevant senior debt securities, provide certain information prescribed by the Special Taxation Measures Act and the cabinet order and other regulations thereunder to enable the participant to establish that such beneficial owner is exempted from the requirement for Japanese taxes to be withheld or deducted (the “interest recipient information”), and advise the participant if the beneficial owner ceases to be so exempted (including where the beneficial owner who is an individual non-resident of Japan or a non-Japanese corporation becomes a specially-related person of ours).

If senior debt securities are not held by a participant, in order to receive payments free of withholding or deduction by us for, or on account of, Japanese taxes, if the relevant beneficial owner is (A) an individual non-resident of Japan or a non-Japanese corporation (other than a specially-related person of ours) or (B) a designated financial institution, such beneficial owner shall, prior to each time at which it receives interest, submit to the relevant paying agent a “written application for tax exemption” (hikazei tekiyo shinkokusho), in a form obtainable from the paying agent stating, inter alia, the name and address of the beneficial owner, the title of the senior debt securities, the relevant interest payment date, the amount of interest and the fact that the beneficial owner is qualified to submit the written application for tax exemption, together with documentary evidence regarding its identity and residence.

No additional amounts will be payable for or on account of any deduction or withholding imposed pursuant to Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, similar legislation under the laws of any other jurisdiction, or any such intergovernmental agreement.

If there is any withholding or deduction for or on account of Japanese taxes with respect to payments on any senior debt securities, we will use reasonable efforts to obtain certified copies of tax receipts evidencing the payment of such Japanese taxes from the Japanese taxing authority imposing such Japanese taxes, and if certified copies are not available, we will use reasonable efforts to obtain other evidence of payment satisfactory to the trustee. The trustee will make such certified copies or other evidence available to the securityholders or the beneficial owners of the senior debt securities upon reasonable request to the trustee.

We will pay all stamp, court or documentary taxes or any excise or property taxes, charges or similar levies and other duties, if any, which may be imposed by Japan, the United States or any political subdivision or any taxing authority thereof or therein, with respect to the Indenture or any indenture supplemental hereto, or as a consequence of the initial issuance, execution, delivery, registration or enforcement of the senior debt securities.

Governing Law

The Indenture is, and the senior debt securities will be, governed by, and construed in accordance with, New York law.

Consent to Service of Process and Submission to Jurisdiction

Under the Indenture, we designate Nomura Holding America Inc. (or any successor corporation) as our authorized agent for service of process in any legal action or proceeding arising out of or relating to the Indenture or any senior debt securities brought in any state or Federal court in the Borough of Manhattan, The City of New York, New York, United States of America, and we irrevocably submit to the jurisdiction of those courts.

Currency of Senior Debt Securities

Amounts that become due and payable on your senior debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency”. The specified currency for your senior debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some senior debt securities may have different specified currencies for principal and interest. You will have to pay for your senior debt securities by delivering the requisite amount of the specified currency for the principal to Nomura Securities International, Inc. or another firm that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and Nomura Securities International, Inc. We will make payments on your senior debt securities in the specified currency.

Book-Entry; Delivery and Form

Each senior debt security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Global Security

We intend to initially issue each security in book-entry form only. Each security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear;

•	a financial institution holding the securities on behalf of Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by one or more global securities at all times unless and until the global securities are terminated. We describe the situations in which this can occur below under “—Holder’s

Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated”. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•

in the case of a global security representing senior debt securities issued under a Indenture, if an event of default has occurred with regard to these senior debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Clearance and Settlement

The principal clearing systems we will use are the book-entry systems operated by DTC in the United States, Clearstream in Luxembourg and Euroclear in Belgium. These systems have established electronic securities and payment, transfer, processing, depositary and custodial links among themselves and others, either directly or indirectly through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for senior debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the senior debt securities will be cleared and settled on a delivery against payment basis.

If we issue senior debt securities to you outside of the United States, its territories and possessions, you must initially hold your interests through Euroclear, Clearstream or the clearance system that is described in the applicable prospectus supplement. Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities.

Clearstream and Euroclear hold interests on behalf of their participants through customers’ securities accounts in the names of Clearstream and Euroclear on the books of their respective depositories, which, in the case of securities for which a global security in registered form is deposited with DTC, in turn hold such interests in customers’ securities accounts in the depositories’ names on the books of DTC.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchanges and other matters relating to your interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement. We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream, Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time. The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

DTC

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is partially owned by these participants or their representatives. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of DTC, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind. The rules applicable to DTC and DTC participants are on file with the SEC.

If the senior debt securities are issued in the form of registered global securities, such senior debt security will be deposited with DTC on the closing date. This means that we will not issue certificates to each holder. If we issue one global note with respect to each series of senior debt securities to DTC, DTC will keep a computerized record of its participants whose clients have purchased the senior debt securities. The participant will then keep a record of its clients who purchased the securities. Unless it is exchanged in whole or in part for a certificated senior debt security, a global security may not be transferred; except that DTC, its nominees, and their successors may transfer a global security as a whole to one another.

Beneficial interests in the global securities will be shown on, and transfers of the global securities will be made only through, records maintained by DTC and its participants. We will wire principal and interest payments to DTC’s nominee. We and the trustee will treat DTC’s nominee as the owner of the global securities for all purposes. Accordingly, we, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global security.

It is DTC’s current practice, upon receipt of any payment of principal or interest, to credit direct participants’ accounts on the payment date according to their respective holdings of beneficial interest in the global security as shown on DTC’s records. In addition, it is DTC’s current practice to assign any consenting or voting right to direct participants whose accounts are credited with securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interest in the global security, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interest, as is the case with securities held for the account of customers registered in “street name”. However, payments will be the responsibility of the participants and not of DTC, the trustee or us.

Clearstream

Clearstream was incorporated as a limited liability company under Luxembourg law. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thus eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities, securities lending and borrowing and collateral management. Clearstream interfaces with domestic markets in a number of countries. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., the operator of the Euroclear System, to facilitate settlement of trades between Clearstream and Euroclear.

As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. In the United States, Clearstream customers are limited to securities brokers and dealers and banks, and may include the underwriters for the senior debt securities offered under any prospectus supplement. Other institutions that maintain a custodial relationship with a Clearstream customer may obtain indirect access to Clearstream. Clearstream is an indirect participant in DTC.

Distributions with respect to the senior debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream customers in accordance with its rules and procedures, to the extent received by Clearstream.

Euroclear

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of certificates and risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in many currencies, including United States dollars and Japanese yen. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below.

Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance System plc, a U.K. corporation (the “Euroclear Clearance System”). The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for the senior debt securities offered under any prospectus supplement. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Euroclear is an indirect participant in DTC.

Distributions with respect to the securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Euroclear terms and conditions, to the extent received by the Euroclear Operator and by Euroclear.

Settlement

You will be required to make your initial payment for the senior debt securities in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving senior debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream participants or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. The securities have been accepted for clearance through DTC, Clearstream and Euroclear.

Other Clearing Systems

We may choose any other clearing system for a particular series of senior debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Authentication and Delivery

At any time and from time to time after the execution and delivery of the Indenture, we may deliver senior debt securities of any series to the trustee for authentication, and the trustee shall then authenticate and deliver such securities to or upon our written order, signed by an authorized officer of ours, without any further action by us. In authenticating the senior debt securities and accepting the additional responsibilities under the Indenture, the trustee shall be entitled to receive, and shall be fully protected in relying upon, various documentation from us, including copies of the resolution of our board of directors authorizing the issuance of securities, any supplemental indenture, officer’s certificates and opinions from legal counsel.

Repurchase

We or any of our subsidiaries may, at any time, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), purchase any or all of the senior debt securities in the open market or otherwise at any price in accordance with any applicable law or regulation. Subject to applicable law, neither we nor any of our subsidiaries shall have any obligation to purchase or offer to purchase any senior debt securities held by any holder as a result of our or its purchase or offer to purchase senior debt securities held by any other holder in the open market or otherwise. Any such senior debt securities purchased by us or any of our subsidiaries may, at our discretion or the discretion of the relevant subsidiaries, as the case may be, be held or resold or surrendered to the relevant trustee for cancellation by us or any such subsidiary, as the case may be. The senior debt securities so purchased, while held by or on behalf of us or any such subsidiary, as the case may be, shall not entitle the holder to vote at any meetings of the holders of the relevant series of senior debt securities and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the holders of such series of senior debt securities or for the purposes of “—Default, Remedies and Waiver of Default—Remedies If an Event of Default Occurs” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your senior debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your senior debt securities. In addition, we will not be entitled to redeem your senior debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your senior debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your senior debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of senior debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your senior debt security will be redeemable at our option, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), at any time on or after that date or at a specified time or times. If we redeem your senior debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your senior debt security is redeemed.

If your prospectus supplement specifies a repayment date, your senior debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any senior debt security, we will give to the holder written notice of the principal amount of the senior debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date unless otherwise indicated in your prospectus supplement. We will give the notice in the manner described below in “—Notices”.

If a senior debt security represented by a global senior debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global senior debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf.

Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

Optional Tax Redemption

In the event of changes to Japanese withholding tax law after the date of the applicable prospectus supplement, and in other limited circumstances that require us to pay additional amounts, as described in “—Payment of Additional Amounts”, we may, subject to prior confirmation of the FSA (if such confirmation is required under the Financial Instruments and Exchange Act or any other applicable laws and regulations then in effect), call all, but not less than all, of the relevant senior debt securities of a series for redemption.

If we call the senior debt securities, we must pay you 100% of their principal amount (except in the case of certain original issue discount securities). We will also pay you accrued but unpaid interest through but not including the date fixed for redemption and any related additional amounts due on the date fixed for redemption. Senior debt securities will stop bearing interest on the redemption date, even if you do not collect your money. We will give notice to the trustee of any redemption we propose to make at least 45 days, but not more than 60 days, before the redemption date. Notice by the trustee to participating institutions and by these participants to street name holders of indirect interests in the senior debt securities will be made according to arrangements among them and may be subject to statutory or regulatory requirements.

Prior to giving notice of a tax redemption, we will deliver to the trustee (i) a certificate signed by a duly authorized officer stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to so redeem have occurred, and (ii) an opinion of legal counsel of recognized standing to the effect that we are or would be required to pay additional amounts as a result of such change in Japanese law.

Notwithstanding any of the foregoing, we may give such notice in any manner permitted or required by DTC, Euroclear or Clearstream, as applicable.

Mergers and Similar Transactions

We are generally permitted to consolidate with or merge into another corporation or other entity. We are also permitted to convey, transfer or lease our properties and assets substantially as an entirety to another corporation or other entity. With regard to any series of senior debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not Nomura Holdings, Inc., the successor entity must be organized and validly existing as a corporation, partnership or trust and must expressly assume our obligations under the senior debt securities of that series and the Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Japan, the United States or elsewhere.

•

Immediately after giving effect to the transaction, no default under the senior debt securities of that series has occurred and is continuing. For this purpose, “default under the senior debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default”.

If the conditions described above are satisfied with respect to the senior debt securities of any series, we will not need to obtain the approval of the holders of those senior debt securities in order to merge or consolidate or to convey, transfer or lease our properties and assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or convey, transfer or lease our properties and assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of Nomura Holdings, Inc., or any share-for-share exchange (kabushiki-kokan), share transfer (kabushiki-iten), partial share exchange (kabushiki-kofu) or corporate split (kaisha bunkatsu) pursuant to the Companies Act, but in which we do not merge or consolidate, and any transaction in which we convey, transfer or lease less than substantially all our properties and assets.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your series of senior debt securities occurs and is continuing, as described in this subsection.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	We do not pay the principal or any premium on any senior debt security of that series on the due date and the non-payment continues for a period of 30 days;

•	We do not pay interest on any senior debt security of that series within 30 days after the due date;

•

We default in the performance or remain in breach of any covenant we make in the Indenture for the benefit of the relevant series, for 90 days after we receive a notice of default stating that we are in default or breach and requiring us to remedy the default or breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of senior debt securities then outstanding;

•	We file for bankruptcy or other events of voluntary or involuntary bankruptcy, insolvency or reorganization relating to us occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular senior debt security or senior debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If an Event of Default Occurs

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of senior debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all senior debt securities of that series then outstanding may accelerate the stated maturity of the affected series of senior debt securities by declaring the entire principal amount of the senior debt securities of that series to be due immediately.

Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the senior debt securities of that series may cancel the acceleration, subject to certain conditions set forth in the Indenture.

The trustee is not required to take any action under the Indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all senior debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the Indenture with respect to the senior debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any senior debt security, all of the following must occur:

•	The holder of our senior debt securities must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all senior debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after the above steps have been taken; and

•

During those 60 days, the holders of a majority in principal amount of the senior debt securities of your series must not have given the trustee directions that are inconsistent with the above written request of the holders of not less than 25% in principal amount of the senior debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your senior debt security on or after its stated maturity (or, if your senior debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the senior debt securities of any series may waive a default for all senior debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your senior debt security, however, without the approval of the particular holder of that senior debt security.

Compliance with Indenture

We will furnish to the trustee every year a written statement certifying that to our knowledge we are in compliance with the Indenture and the senior debt securities issued under it, or else specifying any default under the Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity of a series of senior debt securities. Book-entry and other indirect owners are described above under “— Book-Entry; Delivery and Form”.

Limitation on Actions for Attachment

Each holder of senior debt securities and the trustee acknowledge, accept, consent and agree, for a period of 30 days from and including the date upon which the Prime Minister of Japan confirms that specified item 2 measures (tokutei dai nigō sochi), which are the measures set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto), need to be applied to us, not to initiate any action to attach any of our assets, the attachment of which has been prohibited by designation of the Prime Minister of Japan pursuant to Article 126-16 of the Deposit Insurance Act (or any successor provision thereto).

We shall, as soon as practicable after the Prime Minister of Japan has confirmed that specified item 2 measures (tokutei dai nigō sochi) set forth in Article 126-2, Paragraph 1, Item 2 of the Deposit Insurance Act (or any successor provision thereto) need to be applied to us, deliver a written notice of such event to the holders of senior debt securities and the trustee through DTC or the relevant clearing organization. Any failure or delay by us to provide such written notice shall not change or delay the effect of the acknowledgement, acceptance, consent and agreement of the holders of senior debt securities or the trustee described in the preceding paragraph.

Limited Rights to Set Off by Holders of Senior Debt Securities

Subject to applicable law, each holder of senior debt securities, by the acceptance of any interest in the senior debt securities, agrees that, if (a) we shall institute proceedings seeking adjudication of bankruptcy or seeking reorganization under the Bankruptcy Act of Japan (Act No. 75 of 2004, as amended) (the “Bankruptcy Act”), the Civil Rehabilitation Act of Japan (Act No. 225 of 1999, as amended) (the “Civil Rehabilitation Act”), the Corporate Reorganization Act of Japan (Act No. 154 of 2002, as amended) (the “Corporate Reorganization Act”), the Companies Act or any other similar applicable law of Japan, and as long as such proceedings shall have continued, or a decree or order by any court having jurisdiction shall have been issued adjudging us bankrupt or insolvent or approving a petition seeking reorganization under any such laws, and as long as such decree or order shall have continued undischarged or unstayed, or (b) our liabilities exceed, or may exceed, our assets, or we suspend, or may suspend, repayment of our obligations, it will not, and waives its right to, exercise, claim or plead any right of set off, compensation or retention in respect of any amount owed to it by us arising under, or in connection with, the senior debt securities or the Indenture.

Permitted Transfer of Assets or Liabilities

Notwithstanding certain requirements under the Indenture relating to our ability to merge or consolidate with or merge into, or sell, assign, transfer, lease or convey all or substantially all of our properties or assets to any person or persons, each holder of senior debt securities and the trustee acknowledge, accept, consent and agree to any transfer of our assets (including shares of our subsidiaries) or liabilities, or any portions thereof, with permission of a Japanese court in accordance with Article 126-13 of the Deposit Insurance Act (or any successor provision thereto), including any such transfer made pursuant to the authority of the Deposit Insurance Corporation of Japan to represent and manage and dispose of our assets under Article 126-5 of the Deposit Insurance Act (or any successor provision thereto), and that any such transfer shall not constitute a sale, assignment, transfer, lease or conveyance of our properties or assets for the purpose of such requirements.

Further Issuances

We reserve the right, from time to time, without the consent of the holders of senior debt securities for any series, to issue additional senior debt securities of such series on terms and conditions identical to those of the senior debt securities of that series, which additional senior debt securities shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the senior debt securities of that series. We may also issue other securities under the Indenture as part of a separate series that have different terms from the senior debt securities.

Modification of the Indenture and Waiver of Covenants

There are four types of changes we can make to the Indenture and the senior debt securities or series of senior debt securities issued under the Indenture.

Changes Requiring Holders’ Approval

First, there are changes that cannot be made without the approval of the holder of each senior debt security affected by the change under the Indenture. Here is a list of those types of changes:

•	change the stated maturity for any principal or interest payment on a senior debt security;

•	reduce the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a senior debt security;

•	permit redemption of a senior debt security if not previously permitted;

•	impair any right a holder may have to require repayment of its senior debt security;

•	impair any right that a holder of an indexed or any other senior debt security may have to convert the senior debt security for or into securities;

•	change the currency of any payment on a senior debt security;

•	change the place of payment on a senior debt security;

•	impair a holder’s right to sue for payment of any amount due on its senior debt security;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the approval of whose holders is needed to change the Indenture or those senior debt securities;

•

reduce the percentage in principal amount of the senior debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or different series or less than all of the senior debt securities of a series, the consent of whose holders is needed to waive our compliance with the Indenture or to waive defaults; and

•

change the provisions of the Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected senior debt security.

Changes Not Requiring Holders’ Approval

Changes to the Indenture that are limited to clarifications and changes that would not adversely affect any senior debt securities of any series in any material respect do not require the approval of the holders of the affected senior debt securities. Holders’ approval is similarly not necessary to make changes that affect only senior debt securities to be issued under the Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular senior debt security, even if they affect other senior debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected senior debt security; we need only obtain any required approvals from the holders of the affected senior debt securities.

Changes Requiring Majority Approval

Any other change to the Indenture and the senior debt securities issued thereunder would require the following approval:

•	If the change affects only particular senior debt securities within a series, it must be approved by the holders of a majority in principal amount of such particular senior debt securities.

•

If the change affects multiple senior debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all senior debt securities affected by the change, with all such affected senior debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected senior debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

The modification of terms with respect to certain securities of a series issued under the Indenture could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the Indenture. Our covenants include the promises we make about merging, which we describe above under “—Mergers and Similar Transactions”. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular senior debt security, or in the Indenture as it affects that senior debt security, that we cannot change without the approval of the holder of that senior debt security as described above in “—Changes Requiring Holders’ Approval”, unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any senior debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules, except as may otherwise be provided in the applicable prospectus supplement.

Only Outstanding Senior Debt Securities Are Eligible

Only holders of outstanding senior debt securities or the outstanding senior debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such senior debt securities or the senior debt securities of that series. Also, we will count only outstanding senior debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a senior debt security will not be “outstanding” if:

•	it has been cancelled or surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	it has been issued as a replacement for a mutilated, destroyed, lost or stolen senior debt security; or

•	we or one of our affiliates, such as Nomura Securities International, Inc., is the owner.

In calculating the principal amount of senior debt securities that are to be treated as outstanding, for an original issue discount senior debt security, we will use the principal amount that would be due and payable on the date of the holders’ action if the maturity of the senior debt security were accelerated to that date because of a default.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the Indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global senior debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global senior debt securities may differ from those for other senior debt securities.

Form, Exchange and Transfer of Senior Debt Securities

If any senior debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their senior debt securities for senior debt securities of smaller denominations or combined into fewer senior debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your senior debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their senior debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated senior debt securities at that office. We have appointed the trustee to act as our agent for registering senior debt securities in the names of holders and transferring and replacing senior debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their senior debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any senior debt securities.

If we have designated additional transfer agents for your senior debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the senior debt securities of any series are redeemable and we redeem less than all of those senior debt securities, we may block the transfer or exchange of those senior debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any senior debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any senior debt security being partially redeemed.

If a senior debt security is issued as a global senior debt security, only the depositary, DTC, Euroclear or Clearstream, as applicable, will be entitled to transfer and exchange the senior debt security as described in this subsection, since the depositary will be the sole holder of the senior debt security.

The rules for exchange described above apply to exchange of senior debt securities for other senior debt securities of the same series and kind. If a senior debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Paying Agent, Transfer Agent, Registrar and Authenticating Agent

Citibank, N.A., London Branch, Corporate Trust Department, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, will initially act as paying agent, transfer agent, registrar and authenticating agent for the senior debt securities. We may change the paying agent, transfer agent, registrar or authenticating agent without prior notice to the holders of the senior debt securities, and we or any of our subsidiaries may act as paying agent, transfer agent, registrar or authenticating agent.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global senior debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of senior debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Concerning the Trustee

Citibank, N.A., whose offices are located at 388 Greenwich Street, New York, New York 10013, is initially serving as the trustee for the senior debt securities. Under the Indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

Indemnification of Trustee for Actions Taken on Your Behalf

The Indenture provides that we will indemnify the trustee for, and hold it harmless against, any loss, claim, liability or expense incurred without willful misconduct, negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Indenture, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Indenture. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding senior debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Transfer and Exchange

A holder of the senior debt securities issued in definitive form may transfer or exchange senior debt securities in accordance with the Indenture. The registrar and the trustee may require a holder of senior debt securities, among other things, to furnish appropriate endorsements and transfer documents, and to pay any taxes and fees required by law or permitted by the Indenture.

We will treat the registered holder of senior debt securities as the owner of that senior debt security for all purposes. See “—Book-Entry, Delivery and Form” above.

TAXATION

The material Japanese tax and U.S. federal income tax consequences relating to the purchase and ownership of the senior debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

General

We may sell senior debt securities:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through the issuance of subscription rights to our existing securityholders;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Any underwriter or agent involved in the offer and sale of any series of the senior debt securities will be named in the prospectus supplement. Nomura Securities International, Inc., or other of our subsidiaries, may act as an underwriter or agent.

The prospectus supplement for each series of senior debt securities will describe:

•	the terms of the offering of these senior debt securities, including the name or names of any agent or agents or the name or names of any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to any agents or underwriters and all other items constituting underwriting compensation;

•	any securities exchanges on which the senior debt securities may be listed;

•	any discounts and commissions to be allowed or paid to dealers; and

•	other specific terms of the particular offering or sale.

If underwriters are used in the sale, we will execute an underwriting agreement with those underwriters relating to the senior debt securities that we will offer. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase these senior debt securities will be subject to conditions. The underwriters will be obligated to purchase all of these senior debt securities if any are purchased.

The senior debt securities subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these senior debt securities for whom they may act as agent. Underwriters may sell these senior debt securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We also may sell the senior debt securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the senior debt securities that they remarket.

We may authorize underwriters to solicit offers by institutions to purchase the senior debt securities subject to the underwriting agreement from us, at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell senior debt securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commissions payable for that solicitation.

In connection with underwritten offerings of the senior debt securities offered by this prospectus and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the senior debt securities offered by this prospectus at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•

A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•

A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered senior debt securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the senior debt securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities or to continue these activities if commenced.

Senior debt securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the senior debt securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements or omissions. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or affiliates in the ordinary course of business.

Each series of senior debt securities offered by this prospectus will be a new issue of senior debt securities and will have no established trading market. Any underwriters to whom offered senior debt securities are sold for public offering and sale may make a market in the offered senior debt securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The senior debt securities offered by this prospectus may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for any senior debt securities offered by this prospectus.

Market-Making Resales by Affiliates

This prospectus may be used by Nomura Securities International, Inc. in connection with offers and sales of the senior debt securities in market-making transactions. In a market-making transaction, Nomura Securities International, Inc. may resell a security it acquires from other holders, after the original offering and sale of the senior debt security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, Nomura Securities International, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Nomura Securities International, Inc. acts as principal, or as agent for both counterparties in a transaction in which Nomura Securities International, Inc. does not act as principal. Nomura Securities International, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other of our affiliates may also engage in transactions of this kind and may use this prospectus for this purpose.

We do not expect to receive any proceeds from market-making transactions. We do not expect that Nomura Securities International, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent inform you in your confirmation of sale that your senior debt security is being purchased in its original offering and sale, you may assume that you are purchasing your senior debt security in a market-making transaction.

Conflicts of Interest

To the extent an initial offering of the senior debt securities will be distributed by one of our affiliates, each such offering of senior debt securities will be conducted in compliance with the requirements of Rule 5121 of FINRA, regarding a FINRA member firm’s distribution of securities of an affiliate and related conflicts of interest. No underwriter, selling agent or dealer utilized in the initial offering of senior debt securities who is one of our affiliates will confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

Following the initial distribution of any of the senior debt securities, our affiliates may offer and sell these senior debt securities in the course of their businesses. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these senior debt securities and may discontinue any market-making activities at any time without notice.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Certain material consequences under Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, relating to the purchase and ownership of the debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual reports and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our corporate website is https://www.nomura.com.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s internet site noted above.

Incorporation of Documents by Reference

The SEC’s rules allow us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file after the date of this prospectus with the SEC and which is incorporated by reference will automatically update and supersede the information contained in this prospectus or incorporated by reference in this prospectus.

We are incorporating by reference (i) our annual report on Form 20-F for the fiscal year ended March 31, 2021 filed with the SEC on June 25, 2021; (ii) our current report on Form 6-K submitted to the SEC on November 24, 2021 (containing our English translation of our quarterly securities report pursuant to the Financial Instruments and Exchange Act for the three months and six months ended September 30, 2021, but excluding Part I, Item 4.2—“Quarterly Review Certificate” and the English translation of Quarterly Review Report of Independent Auditor); and (iii) our current report on Form 6-K submitted to the SEC on December 17, 2021 (containing our interim operating and financial review for the three months and six months ended September 30, 2021).

All annual reports on Form 20-F filed with the SEC after the date of this prospectus will be incorporated by reference to this prospectus. In addition, our current reports on Form 6-K submitted to the SEC after the date of this prospectus (or portions thereof) will be incorporated by reference in this prospectus only to the extent that the reports expressly state that we incorporate them (or such portions) by reference in this prospectus.

Each person, including any beneficial owner, to whom this prospectus is delivered may request a copy of items incorporated by reference, at no cost, by writing or telephoning us at our principal executive offices at Nomura Holdings, Inc., 13-1, Nihonbashi 1-chome, Chuo-ku, Tokyo 103-8645, Japan; Telephone: 81-3-6746-7720; Attention: Treasury Department.

Except as described above, no other information is incorporated by reference in this prospectus, including, without limitation, information on our website.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for us by Sullivan & Cromwell LLP as to matters of New York law and by Anderson Mori & Tomotsune as to matters of Japanese law, and for any underwriters or agents by Simpson Thacher & Bartlett LLP or other counsel named in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements appearing in our annual report on Form 20-F for the year ended March 31, 2021, and the effectiveness of our internal control over financial reporting as of March 31, 2021, have been audited by Ernst & Young ShinNihon LLC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing within the meaning of the Securities Act.

With respect to our unaudited interim consolidated financial statements for the six-month periods ended September 30, 2021 and 2020 included in our current report on Form 6-K submitted to the SEC on December 17, 2021 and incorporated by reference in this prospectus, Ernst & Young ShinNihon LLC reported that they have applied limited procedures in accordance with professional standards for a review of such financial statements. However, their separate report dated December 17, 2021, included in our current report on Form 6-K submitted to the SEC on December 17, 2021, and incorporated by reference herein, states that they did not audit and they do not express an opinion on the interim consolidated financial statements. Accordingly, the degree of reliance on their report on such financial statements should be restricted in light of the limited nature of the review procedures applied. Ernst & Young ShinNihon LLC is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim consolidated financial statements because that report is not a “report” or a “part” of the Registration Statement prepared or certified by Ernst & Young ShinNihon LLC within the meaning of Sections 7 and 11 of the Securities Act.

ENFORCEMENT OF CIVIL LIABILITIES

We are a joint stock corporation incorporated with limited liability under the laws of Japan. Most of our directors and executive officers are residents of countries other than the United States. Although some of our affiliates have substantial assets in the United States, substantially all of our assets and the assets of our directors and executive officers (and certain experts named herein) are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or our directors and executive officers or to enforce against us or these persons judgments obtained in the United States courts predicated upon the civil liability provisions of the United States securities laws. We have been advised by our Japanese counsel, Anderson Mori & Tomotsune, that there is doubt as to the enforceability in Japan, in original actions or in actions to enforce judgments of United States courts, of civil liabilities based solely on United States securities laws.

Our agent for service of process is Nomura Holding America Inc. (or any successor corporation).

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers

Article 330 and Article 402, paragraph 3 of the Companies Act make the provisions of Section 10, Chapter 2, Book III of the Civil Code of Japan (“the Civil Code”), applicable to the relationship between Nomura and its directors and executive officers, respectively. Section 10 of the Civil Code, among other things, provides in effect that:

(1) Any director or executive officer of a company may demand advance payment of expenses which are considered necessary for the management of the affairs of such company entrusted to him or her;

(2) If a director or an executive officer of a company has defrayed any expenses which are considered necessary for the management of the affairs of such company entrusted to him or her, he or she may demand reimbursement therefor and interest thereon after the date of payment from such company;

(3) If a director or an executive officer has assumed an obligation necessary for the management of the affairs of a company entrusted to him or her, he or she may require such company to perform it in his or her place or, if it is not due, to furnish adequate security; and

(4) If a director or an executive officer, without any fault on his or her part, sustains damage through the management of the affairs of a company entrusted to him or her, he or she may demand compensation therefor from such company.

In accordance with Article 427, Paragraph 1 of the Companies Act and Nomura’s Articles of Incorporation, Nomura has entered into an agreement with each of its directors who does not serve as an executive director (other than the chairman of the board of directors) that limits such director’s liabilities to Nomura for damages suffered by Nomura if such director acted in good faith and without gross negligence. Liability under each such agreement is limited to either ¥20 million or the amounts prescribed by applicable laws and regulations, whichever is greater. Such limitation is generally enforceable as between Nomura and such directors under Japanese law. Such agreements may not be available for certain violations of U.S. federal securities law and may be determined by courts of the United States to be unenforceable in such circumstances.

Further, pursuant to Article 426, paragraph 1 of the Companies Act and our Articles of Incorporation, Nomura may, by a resolution adopted by Nomura’s board of directors, release the liabilities of any directors or executive officers to Nomura for damages suffered by Nomura due to acts of such directors or executive officers taken in good faith and without gross negligence, to the extent permitted by the Companies Act and Nomura’s Articles of Incorporation.

Nomura anticipates that any underwriting agreements and distribution agreements it will enter into in connection with the issuance of its securities will provide for indemnification of Nomura and its controlling persons against certain liabilities under the Securities Act.

Nomura has in place a directors and officers liability insurance policy, which indemnifies its directors and officers against liability arising from certain acts performed or omission thereof in their respective capacities.

Item 9.	Exhibits

Exhibit Number	Description

1.1	Form of Underwriting Agreement for senior debt securities.

4.1	Indenture between Nomura Holdings, Inc. and Citibank, N.A., as trustee dated as of January 16, 2020 (incorporated by reference to Exhibit 4.9 to our Current Report on Form 6-K (File No. 001-15270) filed on January 16, 2020).

4.2	Form of senior debt security issued under the Indenture between Nomura Holdings, Inc. and Citibank, N.A., as trustee*.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Anderson Mori & Tomotsune.

15	Acknowledgment of Ernst & Young ShinNihon LLC.

23.1	Consent of Ernst & Young ShinNihon LLC.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Anderson Mori & Tomotsune (included in Exhibit 5.2).

24	Power of Attorney (included on the signature page hereto).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as trustee.

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

Item 10.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description

1.1	Form of Underwriting Agreement for senior debt securities.

4.1	Indenture between Nomura Holdings, Inc. and Citibank, N.A., as trustee dated as of January 16, 2020 (incorporated by reference to Exhibit 4.9 to our Current Report on Form 6-K (File No. 001-15270) filed on January 16, 2020).

4.2	Form of senior debt security issued under the Indenture between Nomura Holdings, Inc. and Citibank, N.A., as trustee*.

5.1	Opinion of Sullivan & Cromwell LLP.

5.2	Opinion of Anderson Mori & Tomotsune.

15	Acknowledgment of Ernst & Young ShinNihon LLC.

23.1	Consent of Ernst & Young ShinNihon LLC.

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).

23.3	Consent of Anderson Mori & Tomotsune (included in Exhibit 5.2).

24	Power of Attorney (included on the signature page hereto).

25	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Citibank, N.A., as trustee.

*	To be filed, if necessary, by amendment or as an exhibit to a report filed or submitted pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tokyo, Japan, on December 20, 2021.

NOMURA HOLDINGS, INC.
(Registrant)

By:	/s/ KENTARO OKUDA
Name:	Kentaro Okuda
Title:	Director, Representative Executive Officer, President and Group CEO

Pursuant to the requirement of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of Registrant and in the capacities indicated as of December 20, 2021.

POWER OF ATTORNEY

We, the undersigned directors and officers of the Registrant, do hereby severally constitute and appoint Takumi Kitamura, Executive Managing Director of the Registrant, Michio Okazaki, Senior Managing Director and Yuko Horiuchi, Senior Managing Director of the Registrant, (with full power to each of them to act alone) as our true and lawful attorneys and agents with full power of substitution and resubstitution, to do any and all acts and things in our name and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents or any of them may deem necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement of the Company on Form F-3, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents or any of them, or their or his substitute or substitutes, shall do or cause to be done by virtue hereof.

Signature	Title

/s/ KOJI NAGAI Koji Nagai	Director Chairman of the Board of Directors

/s/ KENTARO OKUDA Kentaro Okuda	Director President & Group CEO (Principal Executive Officer)

/s/ TOMOYUKI TERAGUCHI Tomoyuki Teraguchi	Director Representative Executive Officer Deputy President Chief of Staff and Chief Compliance Officer

/s/ SHOJI OGAWA Shoji Ogawa	Director

Signature	Title

/s/ KAZUHIKO ISHIMURA Kazuhiko Ishimura	Director

/s/ TAKAHISA TAKAHARA Takahisa Takahara	Director

/s/ NORIAKI SHIMAZAKI Noriaki Shimazaki	Director

/s/ MARI SONO Mari Sono	Director

/s/ LAURA SIMONE UNGER Laura Simone Unger	Director

/s/ VICTOR CHU Victor Chu	Director

/s/ J. CHRISTOPHER GIANCARLO J. Christopher Giancarlo	Director

/s/ PATRICIA MOSSER Patricia Mosser	Director

/s/ TAKUMI KITAMURA Takumi Kitamura	Chief Financial Officer Chief Administrative Officer Group IT Head and Investor Relations (Principal Financial Officer and Principal Accounting Officer)

/s/ YO AKATSUKA Yo Akatsuka	Senior Managing Director (Authorized Representative in the United States)